For additional information, contact at (214) 981-5000:
Lel Echols, Executive Vice President and Chief Financial Officer
Neil Devroy, Vice President, Communications and Public Affairs

CENTEX CORPORATION EXPLORING STRATEGIC ALTERNATIVES
REGARDING ITS UNITED KINGDOM HOME BUILDING GROUP

DALLAS, TEXAS – June 19, 2005 – Centex Corporation (“the Company”) announced today that it is exploring various strategic alternatives regarding its United Kingdom Home Building Group which operates under the name of Fairclough Homes. The alternatives being considered include a possible sale of the UK Home Building Group. The Company stated that there could be no assurance that this process will result in any specific transaction. Centex Corporation has retained Merrill Lynch and Co. to assist in this effort.

Fairclough Homes was acquired by Centex Corporation in 1999. It has been a growing and increasingly profitable part of the Company since that time. For the fiscal year ending March 31, 2005, Fairclough Homes closed 1,563 units and recorded operating earnings of $66.6 Million on revenues of $501.3 Million.

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